Exhibit 99.1 IHS Markit Ltd. All Firm Announcement, dated December 16, 2020

16 December 2020

Subject: Organization structure and executive leadership team announcement of combined company

Dear colleagues,

Over the past few weeks, I’ve had so many conversations with our people, our customers and investors about our merger with S&P Global. We’re still very much at the beginning of planning for our combination, but both Doug and I have been working as partners to make a number of key decisions that we’re excited to announce today.

Below you will find the first of our big decisions about the combined company focused on organizational structure and the executive leadership team that will be in place when we close.

Executive committee

This new team will be comprised of the heads of the business divisions, the central services leads and the head of the integration team. Each of these executives will report directly to Doug.

Business divisions

The firm will operate through five divisions defined by distinct customer needs and product types. The divisions will work closely to explore new ways to deliver value to our customers:

•	Financial services will be combined with S&P Global market intelligence and will be led by Adam Kansler and will include our account management team.

•	The indices businesses will be led by Dan Draper, currently CEO of S&P Dow Jones Indices.

•	Our energy and natural resources division will be combined with S&P Global Platts and will be led by Saugata Saha, currently chief financial officer of S&P Global Market Intelligence and Platts.

Brian Crotty will work with Saugata on the design and integration of our teams ahead of the close and will stay with us for one year post close to ensure a smooth transition for our people and customers.

•	Transportation will form a new division and will be led by Edouard Tavernier.

•	S&P Global Ratings and Enterprise ESG will be led by Martina Cheung, who is currently President of S&P Global Market Intelligence.

In addition to the above:

•

Dan Yergin will become vice chairman, reporting to Doug. Dan will assist Brian and Saugata in the energy and natural resources transition and continue in his role of advising our people and customers across energy, international politics and economics.

•

Ken Honroth will continue to lead product design and Kevin Hasley will continue to run Rootmetrics, both reporting into Ewout Steenbergen, S&P Global’s chief financial officer. This move aligns these businesses with the S&P Global Kensho business line, a data and analytics technology provider specializing in data science, machine learning and artificial intelligence. Kensho and product design will benefit from this alignment as they both build out and implement their data science and analytics strategies.

Central services

In addition to the business divisions, we will also establish five central services:

•	Finance will be led by Ewout Steenbergen, currently S&P Global’s chief financial officer.

Until close, Jonathan Gear will continue to be our chief financial officer and will also lead the integration planning program from the IHS Markit side, as described in more detail below. Following close, Jonathan will leave the business.

•

Sari Granat will be the combined company’s chief administrative officer and general counsel, leading legal, risk management, compliance, information security, audit, government affairs and external communications.

•	Sally Moore will lead strategic alliances and will have responsibility for corporate development and strategy, third party licensing, venture investments and partnerships.

•

Swamy Kocherlakota will lead digital technology services, which includes end user platforms, infrastructure and internal business systems. Swamy is currently the chief information officer for S&P Global.

Chad Moss will work closely with Swamy to plan for the integration, design the future information technology organization and support transition.

•

Dimitra Manis, S&P Global’s chief people officer will lead HR, internal communications, diversity, equity & inclusion (DEI), global security and corporate marketing. The marketing team will no longer be centralized and will revert to reporting into the divisions.

Ronnie West will work with Dimitra on leading integration efforts and planning transition across the people agenda until close, when he will leave the company.

Dessi Berhane-Silassie, our newly appointed chief diversity officer, will stay with the combined company as part of the legal team and will work with Dimitra on transitioning and championing the DEI efforts that are already underway at our company.

Integration planning

Our leadership team has been working with S&P Global’s leadership team to launch our combined integration planning efforts in earnest. Jonathan will work with Martina from S&P Global to co-lead the pre-close integration management office, including identifying the best vendors to assist and define the scope for integration planning, which will include processes and plans for cost and revenue synergies, people and culture integration as well as product, technology and data alignment and redesign. We will communicate the plans as they are developed.

Transition

In addition to the above, three other executive team members will remain with us for 12-18 months, post close, to help ensure a successful integration:

•

Shane Akeroyd will continue to work with our account management and Asia teams to provide a seamless integration for our customers and people, as well as providing transition for our largest global relationships.

•

Will Meldrum will work on integration and business development in connection with the market intelligence and financial services businesses, as well as the combination of ESG assets across the two firms.

•

Yaacov Mutnikas will focus on setting up the combined firm for success across some of our most important technology strategies and initiatives including Bladerunner and Data Lake and will work with key stakeholders to fully integrate the Office of the CTO development organization into the divisions or within digital technology services.

This announcement is the first of many and the integration planning process we are launching will include a detailed review of all our operations. We know there are parts of the firm that we have not covered in this announcement, but we are working as quickly as we can to resolve those and will inform you as soon as we can.

There is an incredible effort ahead to combine these two great companies and I want to thank this leadership team, in advance, for the effort it will take to lead us there.

Regards

Lance

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about future business and operating results, the industry and markets in which S&P Global Inc. (“S&P Global”) and IHS Markit Ltd. (“IHS Markit”) operate and beliefs of and assumptions made by S&P Global management and IHS Markit management, involve uncertainties that could significantly affect the financial or operating results of S&P Global, IHS Markit or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will, ” “should,” “may,” “projects,” “could,” “would,” “target,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Such forward-looking statements include, but are not limited to, projections of earnings, statements of plans for future operations or expected revenues, statements about the benefits of the transaction involving S&P Global and IHS Markit, including future financial and operating results and cost and revenue synergies, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for shareholders, benefits of the proposed transaction to shareholders, employees, customers and other constituents of the combined company, the outcome of contingencies, future actions by regulators, changes in business strategies and methods of generating revenue, the development and performance of each company’s services and products, integrating our companies, cost savings, the expected timetable for completing the proposed transaction, general conditions in the geographic areas where we operate and our respective effective tax rates, cost structure, dividend policy, cash flows or liquidity — are forward-looking statements.

These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in such forward-looking statements. We can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with: (i) the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; (ii) the ability of S&P Global and IHS Markit to obtain shareholder approval for the proposed transaction; (iii) uncertainty relating to the impact of the proposed transaction on the businesses of S&P Global and IHS Markit, including potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction and changes to existing business relationships during the pendency of the acquisition that could affect S&P Global’s and/or IHS Markit’s financial performance; (iv) the ability of S&P Global to successfully integrate IHS Markit’s operations and retain and hire key personnel; (v) the ability of S&P Global to implement its plans, forecasts and other expectations with respect to IHS Markit’s business after the consummation of the proposed transaction and realize expected synergies; (vi) business disruption following the proposed transaction; (vii) economic, financial, political and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, including the upcoming U.S. presidential transition, the United Kingdom’s withdrawal from the European Union, natural and man-made disasters, civil unrest, pandemics (e.g., the coronavirus (COVID-19) pandemic (the “COVID-19 pandemic”)), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent U.S. administration; (viii) the ability of S&P Global and IHS Markit to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber -attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; (ix) the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; (x) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (xi) changes in debt and equity markets, including credit quality and spreads; (xii) demand for investment products that track indices and assessments, and trading volumes of certain exchange-traded derivatives; (xiii) changes in financial markets, capital, credit and commodities markets and interest rates; (xiv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xv) the parties’ ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; and (xvi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (the “SEC”) by S&P Global and IHS Markit from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q. While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on S&P Global’s or IHS Markit’s consolidated financial condition, results of operations, credit rating or liquidity. Except to the extent required by applicable law or regulation, each of S&P Global and IHS Markit disclaims any duty to update any forward-looking statements contained in this communication or to otherwise update any of the above-referenced factors.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, S&P Global and IHS Markit will file relevant materials with the SEC, including a registration statement on Form S-4 filed by S&P Global to register the shares of S&P Global common stock to be issued in connection with the proposed transaction. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of S&P Global and IHS Markit seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT S&P GLOBAL, IHS MARKIT AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from S&P Global at its website, or from IHS Markit at its website. Documents filed with the SEC by S&P Global will be available free of charge by accessing S&P Global’s website at www.spglobal.com under the heading Investor Relations, or, alternatively, by directing a request by telephone to 866-436-8502 (domestic callers) or 212-438-2192 (international callers) or by mail to S&P Global at Investor Relations, S&P Global Inc., 55 Water Street, New York, NY 10041, and documents filed with the SEC by IHS Markit will be available free of charge by accessing IHS Markit’s website at www.ihsmarkit.com under the heading Investor Relations or, alternatively, by directing a request by telephone to 303-790-0600 or by mail to IHS Markit at IHS Markit Investor Relations and Corporate Communications, 15 Inverness Way East, Englewood, CO 80112.

Participants in the Solicitation

S&P Global, IHS Markit and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of S&P Global and IHS Markit in respect of the proposed transaction under the rules of the SEC. Information about IHS Markit’s directors and executive officers is available in IHS Markit’s Form 10-K for the year ended November 30, 2019, proxy statement dated February 28, 2020 for its 2020 Annual General Meeting of Shareholders, and certain of its Current Reports on Form 8-K. Information about S&P Global’s directors and executive officers is available in S&P Global’s Form 10-K for the year ended December 31, 2019, proxy statement dated March 30, 2020 for its 2020 Annual Meeting of Shareholders, and certain of its Current Reports on Form 8-K. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from S&P Global or IHS Markit using the sources indicated above.